SOUTHWESTERN ENERGY COMPANY

                           NON-QUALIFIED STOCK OPTION

                                       AND

                  LIMITED STOCK APPRECIATION RIGHT CERTIFICATE

                               (Not Transferable)


                THIS CERTIFIES, that SOUTHWESTERN ENERGY COMPANY, an Arkansas corporation (the "Company"), has, as of the ___ day of __________, ____, granted to _____________________________ (the "Grantee"), (1) a Non-Qualified Stock
Option to purchase _____ shares (the "Optioned Shares") of the Company's Common Stock ($.10 par value) ("Company Stock") and (2) a Limited Stock Appreciation Right (the "LSAR") with respect to _____ shares of Company Stock (the "LSAR Shares"), in each case, on the terms and conditions of the NQO/LSAR Terms and Conditions attached hereto and made a part hereof ("T & C").

                This Non-Qualified Stock Option and LSAR is granted separate and apart from the Southwestern Energy Company 1993 Stock Incentive Plan, and any shares issued to Grantee upon exercise of this option shall be issued from treasury shares.

                This Non-Qualified Stock Option and LSAR shall be exercisable only in accordance with the provisions of this Certificate and the T & C.

                The exercise price of the Optioned Shares and LSAR Shares shall be $_____ per share.

                The exercise of this LSAR with respect to a number of LSAR Shares shall cause the immediate and automatic cancellation of this Non-Qualified Stock Option with respect to an equal number of Optioned Shares. The exercise of this Non-Qualified Stock Option, or the cancellation, termination or expiration of this Non-Qualified Stock Option (other than pursuant to Section 4(b)(2) of the T & C), with respect to a number of Optioned Shares, shall cause the cancellation of this LSAR with respect to an equal number of LSAR Shares.

                This Non-Qualified Stock Option and LSAR is not transferable except by will or the laws of descent and distribution.

                This Non-Qualified Stock Option and LSAR shall be exercisable in whole or in part; provided, that no partial exercise shall be for an aggregate exercise price of less than $1,000. The partial exercise of this Non-Qualified Stock Option or LSAR shall not cause the expiration, termination or cancellation of the remaining portion hereof.

                This Non-Qualified Stock Option and LSAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advanc of the effective date of the proposed exercise. Such notice shall be accompanied by this Certificate, shall specify the number of Optioned Shares and/or LSAR Shares with respect to which this Non-Qualified Stock Option and LSAR is being exercised and the effective date of the proposed exercise and shall be signed by the Grantee. The Grantee may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

                Payment for Optioned Shares purchased upon the exercise of this Non-Qualified Stock Option shall be made on the effective date of such exercise in accordance with the T & C.

                THIS NON-QUALIFIED STOCK OPTION SHALL FIRST BECOME EXERCISABLE WITH RESPECT TO THE FOLLOWING PERCENTAGE OF THE TOTAL SHARES SUBJECT HERETO ON THE FOLLOWING DATES:

=======================================  =======================================

                                           First Date on Which Such Percentage
      Percentage of Total Shares           of Total Shares Becomes Exercisable
=======================================  =======================================



=======================================  =======================================



=======================================  =======================================



=======================================  =======================================


                THIS NON-QUALIFIED STOCK OPTION SHALL BECOME FULLY VESTED AT THE EARLIER OF ____________ ____, ____ OR UPON GRANTEE'S RETIREMENT PROVIDED GRANTEE HAS REACHED NORMAL RETIREMENT AGE (SIXTY-FIVE (65)), AS DEFINED IN THE SOUTHWESTERN ENERGY COMPANY PENSION PLAN. PROVIDED, HOWEVER, UPON THE OCCURRENCE OF A CHANGE IN CONTROL, IF AND TO THE EXTENT IT STILL IS OUTSTANDING, THIS NON-QUALIFIED STOCK OPTION SHALL BECOME FULLY AND IMMEDIATELY EXERCISABLE AND SHALL REMAIN EXERCISABLE UNTIL ITS EXPIRATION, TERMINATION OR CANCELLATION PURSUANT TO THE T & C.

                THIS LSAR SHALL BE EXERCISABLE ONLY DURING THE PERIOD COMMENCING ON THE FIRST DAY FOLLOWING THE OCCURRENCE OF A CHANGE IN CONTROL AND TERMINATING ON THE EXPIRATION OF SIXTY DAYS AFTER SUCH DATE; PROVIDED, THAT IF GRANTEE IS OR MAY BE SUBJECT TO THE PROVISIONS OF SECTION 16(b) OF THE EXCHANGE ACT AND AN LSAR BECOMES EXERCISABLE PRIOR TO THE EXPIRATION OF SIX MONTHS FOLLOWING THE DATE ON WHICH IT IS GRANTED, THEN THE

LSAR SHALL ALSO BE EXERCISABLE DURING THE PERIOD COMMENCING ON THE FIRST DAY IMMEDIATELY FOLLOWING THE EXPIRATION OF SUCH SIX MONTH PERIOD AND TERMINATING ON THE EXPIRATION OF SIXTY DAYS FOLLOWING SUCH DATE.

                THIS NON-QUALIFIED STOCK OPTION AND LSAR SHALL EXPIRE AND BE VOID AND SHALL NOT BE EXERCISABLE AFTER THE EXPIRATION OF TEN (10) YEARS FROM THE DATE AS OF WHICH IT WAS GRANTED AND MAY BE EXERCISED ONLY IN THE MANNER PROVIDED IN THE T & C. THIS NON-QUALIFIED STOCK OPTION AND LSAR SHALL BE SUBJECT TO EARLIER TERMINATION, EXPIRATION OR CANCELLATION AS PROVIDED IN THE T & C.

                IN WITNESS WHEREOF, the Company has issued this Non-Qualified Stock Option and Limited Stock Appreciation Right Certificate by its undersigned duly authorized officer as of the ____ day of ___________, ____.

                                       SOUTHWESTERN ENERGY COMPANY


ATTEST:   (Seal)                       By: _____________________________________
                                           President and Chief Executive Officer


By: _______________________________
        Senior Vice President

                                           _____________________________________
                                                         (Grantee)

                          NQO/LSAR TERMS AND CONDITIONS

1.       Definitions

         As used herein, the following definitions apply to the terms indicated below:

                  (a) "Cause," when used in connection with the termination of the Grantee's employment with the Company, shall mean the termination of the Grantee's employment by the Company on account of (i) the willful and continued failure by the Grantee substantially to perform his duties and obligations to the Company (other than any such failure resulting from his incapacity due to physical or mental illness) or
         (ii) the willful engaging by the Grantee in misconduct which is materially injurious to the Company. For purposes of this Section 1(a), no act, or failure to act, on a Grantee's part shall be considered "willful" unless done, or omitted to be done, by the Grantee in bad faith and without reasonable belief that his action or omission was in the best interests of the Company.

                  (b) "Change in Control" shall mean the occurrence of any of the following:

                           (i) any  "person"  (as such term is used in  Sections
                  13(d) and 14(d) of the Exchange Act, and "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any employee benefit plan sponsored or maintained by the Company (or any trustee of such plan acting as trustee);

                           (ii) the Company's  stockholders approve an agreement
                  to merge or consolidate the Company with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Company);

                           (iii) any individual who is nominated by the Board of
                  Directors for election to the Board of Directors on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board;

                           (iv) a "change in control" of the Company of a nature
                  that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs; or

                           (v) a majority  of the Board  determines  in its sole
                  and absolute discretion that there has been a Change in Control of the Company or that there will be a Change in Control of the Company upon the occurrence of certain specified events and such events occur.

                  (c) "Code" shall mean the Internal Revenue Code of 1986.

                  (d) "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer this agreement provided, however, that the Committee shall at all times consist of two or more persons, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act.

                  (e) "Company" shall mean Southwestern Energy Company, an Arkansas corporation, and each of its Subsidiaries.

                  (f) "Company Stock" shall mean the common stock of the Company.

                  (g) "Disability" shall mean any physical or mental condition that would qualify a participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him.

                  (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (i) the "Fair Market Value" of a share of Company Stock with respect to any day shall be (i) the closing sales price on the immediately preceding business day of a share of Company Stock as reported on the principal securities exchange on which shares of Company Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System of (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the committee. In the event that the price of a share of Company Stock shall not be so reported, the Fair Market Value of a share of Company Stock shall be determined by the Committee in its absolute discretion.

                  (j) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code.

                  (k) "LSAR" shall mean a limited stock appreciation right that is granted pursuant to the provisions of Section 4 hereof and which related to an Option. Each LSAR shall be exercisable only upon the occurrence of a Change in Control and only in the alternative to the exercise of its related Option.

                  (l) "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

                  (m) "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 3 hereof.

                  (n) "Person" shall mean a "person," as such term is used in sections 13(d) and 14(d) of the Exchange Act.

                  (o) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (p) "Subsidiary" shall mean any corporation in which, at the time of reference, the Company owns, directly or indirectly, stock comprising more than fifty percent of the total combined voting power of all classes of stock of such corporation.

2.       Administration

         The Committee shall have full authority to administer this agreement, including authority to interpret and construe any provision of this agreement. Decisions of the committee shall be final and binding on all parties.

         The Committee may, in its absolute discretion, without amendment to this agreement, accelerate the date on which any Option granted hereunder becomes exercisable or otherwise adjust any of the terms of such Option.

3.       Options

         (a)      Term and Exercise of Options

         (1) Each Option shall be exercisable in whole or in part; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreements evidencing such Option and any related LSARs, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Grantee together with the delivery of the certificates described in Section 3(a)(4) hereof.

         (2) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreements evidencing the Option and any related LSARs, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Grantee. The Grantee may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreements shall be returned to him. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) subject to the approval of the committee, in shares of Company Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Company

Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

         (3) During the lifetime of Grantee, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws off descent and distribution, nor shall any option be permitted to be pledged in any manner.

         (4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of Grantee or his beneficiary, as the case may be, and delivered to the Grantee or his beneficiary, as the case may be, as soon as practicable following the effective date on which the Option is exercised.

         (b)      Effect of Termination of Employment

         (1) In the event that the employment of Grantee with the Company shall terminate for any reason other than Cause, Disability or death (I) Options granted to such Grantee, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of three months after such termination, on which date they shall expire, and (ii) Options granted to such Grantee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however that no Option shall be exercisable after the expiration of its term.

         (2) In the event that the employment of Grantee with the Company shall terminate on account of the Disability or death of the Grantee (i) Options granted to Grantee, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (ii) Options granted to Grantee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

         (3) In the event of the termination of Grantee's employment for Cause, all outstanding Options granted to Grantee shall expire at the commencement of business on the date of such termination.

         (c)      Acceleration of Exercise Date Upon Change in Control

         Upon the occurrence of a Change in Control, each Option granted hereunder and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms hereof.

4.       Limited SARs

         (a)      Benefit Upon Exercise

         (1) The exercise of an LSAR relating to a Non-Qualified Stock Option with respect to any number of shares of Company Stock shall entitle Grantee to a cash payment, for each such share, equal to the excess of (i) the greater of (A) the highest price per share of Company Stock paid in the Change in Control in connection with which such LSAR became exercisable and (B) the Fair Market Value of a share of Company Stock on the date of such Change in Control over (ii) the exercise price of the related Option. Such payment shall be made as soon as practicable, but in no event later than the expiration of five business days after the effective date of such exercise.

         (b)      Term and Exercise of LSARs

         (1) An LSAR shall be exercisable only during the period commencing on the first day following the occurrence of a Change in Control and terminating on the expiration of sixty days after such date. Notwithstanding the preceding sentence of this Section 4(b), in the event that an LSAR held by any Grantee who is or may be subject to the provisions of Section 16(b) of the Exchange Act becomes exercisable prior to the expiration of six months following the date on which it is granted, then the LSAR shall also be exercisable during the period commencing on the first day immediately following the expiration of such six month period and terminating on the expiration of sixty days following such date. Notwithstanding anything else herein, an LSAR may be exercised only if and to the extent that the Option to which it relates is exercisable.

         (2) The exercise of an LSAR with respect to a number of shares of Company Stock shall cause the immediate and automatic cancellation of the Option to which it relates with respect to an equal number of shares. the exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Paragraph (2)), with respect to a number of shares of Company Stock, shall cause the cancellation of the LSAR related to it with respect to an equal number of shares.

         (3) Each LSAR shall be exercisable in whole or in part; provided, that no partial exercise of an LSAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an LSAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an LSAR, the agreements evidencing the LSAR and the related Option, marked with such notations as the committee may deem appropriate to evidence such partial exercise, shall be returned to the Grantee exercising such LSAR together with the payment described in Paragraph 4(a)(1) hereof.

         (4) During the lifetime of Grantee, each LSAR granted to him shall be exercisable only by him. No LSAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution and otherwise than together with its related Option, nor shall any LSAR be permitted to be pledged in any manner.

         (5) An LSAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable agreements evidencing the LSAR and the related Option, shall specify the number of shares of Company Stock with respect to which the LSAR is being exercised and the effective date of the proposed exercise and shall be signed by the Grantee. The Grantee may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreement shall be returned to him.

5.       Adjustment Upon Changes in Company Stock

         (a) Outstanding Options and LSARs - Increase or Decrease in Issued Shares Without Consideration

         Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Company Stock resulting from a subdivision or consolidation of shares of Company Stock or the payment of a stock dividend (but only on the shares of Company Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Company Stock subject to each outstanding Option and LSAR, and the exercise price per share of Company Stock of each such Option and LSAR.

         (b)      Outstanding Options and LSARs - Certain Mergers

         Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Company Stock receive securities of another corporation), each Option and LSAR outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Company Stock subject to such Option and LSAR would have received in such merger or consolidation.

         (c)      Outstanding Options and LSARs - Certain Other Transactions

         In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Company Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

                  (i) cancel, effective immediately prior to the occurrence of such event, each Option (including each LSAR related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to

         Grantee an amount in cash, for each share of Company Stock subject to such Option equal to the excess of (A) the value, as determined by the committee in its absolute discretion, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (B) the exercise price of such Option; or

                  (ii) provide for the exchange of each Option (including any related LSAR) outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to Grantee in partial consideration for the exchange of the Option.

         (d)      Outstanding Options and LSARs - Other Changes

         In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Section 5(a), (b) or (c) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options and LSARs outstanding on the date on which such change occurs and in the per-share exercise price of each such Option and LSAR, as the Committee may consider appropriate to prevent dilution or enlargement of rights.

         (e)      No Other Rights

         Except as expressly provided herein, Grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Company Stock subject to the exercise price of any Option or LSAR.

6.       Rights as a Stockholder

         No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Option or LSAR granted hereunder until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 5 hereof, no adjustment to any Option or LSAR shall be made for dividends or other rights for with the record date occurs prior to the date such stock certificate is issued.

7.       No Special Employment Rights; No Right to Options or LSARs

         Nothing contained herein shall confer upon Grantee any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of Grantee from the rate in existence at the time of the grant hereunder.

         Grantee shall have no claim or right to receive any additional Options or LSARs hereunder. The Committee's granting of Options and LSARs to Grantee at any time shall neither require the Committee to grant Options and LSARs to Grantee at any time nor preclude the Committee from making subsequent grants to Grantee.

8.       Securities Matters

         (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to this agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

         (b) The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Company Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform Grantee in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, Grantee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

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

9.       Withholding Taxes

         (a)      Cash Remittance

         Whenever shares of Company Stock are to be issued upon the exercise of an Option, the Company shall have the right to require Grantee to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, prior to the delivery of any certificate or certificates for such shares. In addition, upon the exercise of an LSAR, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise.

         (b)      Stock Remittance

         Subject to Section 9(d) hereof at the election of Grantee, subject to the approval of the Committee, when shares of Company Stock are to be issued upon the exercise of an Option, in lieu of the remittance required by Section 9(a) hereof, the Grantee may tender to the Company a number of shares of Company Stock determined by Grantee, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, and not greater than Grantee's estimated total federal, state and local tax obligations associated with such exercise.

         (c)      Stock Withholding

         The Company shall have the right, when shares of Company Stock are to be issued upon the exercise of an Option, in lieu of requiring the remittance required by Section 9(a) hereof, to withhold a number of such shares, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, and is not greater than Grantee's estimated total federal, state and local tax obligations associated with such exercise.

         (d)      Timing and Method of Elections

         Notwithstanding any other provisions of the Plan, Grantee who is subject to Section 16(b) of the Exchange Act may not make the election described in Section 9(b) hereof prior to the expiration of six months after the date on which the applicable Option, was granted, except in the event of the death or Disability of Grantee. If Grantee is subject to Section 16(b) of the Exchange Act, Grantee may not make such election other than (i) during the 10-day window period beginning on the third business day following the date of release for publication of the Company's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date or (ii) at least six months prior to the date such election is made. Such elections shall be irrevocable and shall be made by the delivery to the Company's principal office, to the attention of its Secretary, of written notice signed by Grantee.

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

10.      No Obligation to Exercise

         The grant to Grantee of an Option and LSAR, shall impose no obligation upon such Grantee to exercise such Option or LSAR.

11.      Transfers Upon Death

         Upon the death of Grantee, outstanding Options and LSARs may be exercised only by the executors or administrators of Grantee's estate of by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Option or LSAR, or the right to exercise any Option or LSAR, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of this agreement that are or would have been applicable to Grantee and to be bound by the acknowledgments made by Grantee in connection with the grant of the Option and LSAR. Except as provided in this
Section 11, no Option or LSAR shall be transferable, and shall be exercisable only by a Grantee during the Grantee's lifetime.

12.      Failure to Comply

         In addition to the remedies of the Company elsewhere provided for herein, failure by Grantee (or beneficiary) to comply with any of the terms and conditions hereof, unless such failure is remedied by Grantee (or beneficiary) within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Option and LSAR, in whole or in part, as the Committee, in its absolute discretion, may determine.

13.      Applicable Law

         Except to the extent preempted by any applicable federal law, this agreement will be construed and administered in accordance with the laws of the State of Arkansas, without reference to the principles of conflicts of law.








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